Exhibit 99.1

Applied Optoelectronics Reports Second Quarter 2019 Results

Sugar Land, Texas, August 7, 2019 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its second quarter ended June 30, 2019.

“We are pleased with our execution in the quarter as we delivered revenue within our guidance range and achieved better than expected bottom-line results,” said Dr. Thompson Lin, Applied Optoelectronics Inc. founder and CEO. “The datacenter demand environment remained consistent with our expectations and we secured five new datacenter design wins. We continue to have good technical engagement with both existing and new customers and are encouraged by the positive response to our innovations.”

Second Quarter 2019 Financial Summary

•	Total revenue was $43.4 million, compared with $87.8 million in the second quarter of 2018 and $52.7 million in the first quarter of 2019.

•	GAAP gross margin was 24.3%, compared with 38.6% in the second quarter of 2018 and 23.4% in the first quarter of 2019. Non-GAAP gross margin was 27.2%, compared with 40.4% in the second quarter of 2018 and 25.5% in the first quarter of 2019.

•	GAAP net loss was $11.4 million, or $0.57 per basic share, compared with net income of $8.0 million, or $0.40 per diluted share in the second quarter of 2018, and a net loss of $10.5 million, or $0.53 per basic share in the first quarter of 2019.

•	Non-GAAP net loss was $5.2 million, or $0.26 per basic share, compared with non-GAAP net income of $12.9 million, or $0.64 per diluted share in the second quarter of 2018, and a non-GAAP net loss of $5.4 million, or $0.27 per basic share in the first quarter of 2019.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Third Quarter 2019 Business Outlook (+)

For the third quarter of 2019, the company currently expects:

•	Revenue in the range of $46 million to $49 million.
•	Non-GAAP gross margin in the range of 27% to 29%.
•	Non-GAAP net loss in the range of $4.2 million to $5.7 million, and non-GAAP loss per share in the range of $0.21 to $0.28 using approximately 20.0 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast for analysts and investors on August 7, 2019 to discuss its second quarter 2019 results and outlook for its third quarter 2019 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. Open to the public, investors may access the call by dialing (412) 717-9586. A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing (412) 317-0088 and entering passcode 10133532.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the third quarter of 2019. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange gain (loss), losses from the disposal of idle assets, if any, non-recurring tax expenses (benefits), and expenses associated with discontinued products, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q2 2019 and Q2 2018 are certain legal and consulting fees (if any) and employee severance expenses (if any). Also included in our non-recurring expenses in the six months ended June 30, 2019, but not included in our results in Q2 2019 or in the corresponding periods during the prior year, was the unamortized debt issuance costs associated with the extinguishment of certain debt. Non-cash expenses associated with discontinued products in Q2 2019 and Q2 2018 include depreciation on certain equipment undergoing reconfiguration. Other expenses associated with discontinued products in Q2 2019 and Q2 2018 include inventory obsolescence charges associated with materials used in the manufacture of these discontinued products.

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Our non-GAAP earnings per share is calculated by dividing our non-GAAP net income by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, unrealized foreign exchange gain or loss, stock-based compensation expense and non-recurring revenue and expenses are appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q2 2019 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for the three month period ended June 30, 2019.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not accessible on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Maria Riley

+1-415-217-7722

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	June 30, 2019	December 31, 2018

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$83,987	$58,004
Accounts Receivable, Net	28,406	30,534
Notes receivable	136	–
Inventories	81,475	93,256
Prepaid Income Tax	1,312	1,188
Prepaid Expenses and Other Current Assets	5,719	11,293
Total Current Assets	201,035	194,275

Property, Plant And Equipment, Net	247,887	234,211
Land Use Rights, Net	5,743	5,814
Right of Use Asset	7,912	–
Intangible Assets, Net	4,028	3,977
Deferred Income Tax Assets	27,437	21,714
Other Assets	1,080	6,849
TOTAL ASSETS	$495,122	$466,840

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$31,526	$29,910
Accrued Expenses	13,986	19,291
Current Lease Liability	903	–
Bank Acceptance Payable	2,532	4,628
Current Portion of Notes Payable and Long Term Debt	19,180	23,589
Total Current Liabilities	68,127	77,418

Notes Payable and Long Term Debt	30,468	60,328
Convertible Senior Notes	76,630	–
Other Long-Term Liabilities	8,182	–
TOTAL LIABILITIES	183,407	137,746

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	311,715	329,094

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$495,122	$466,840

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
Revenue	2019	2018	2019	2018
Datacenter	$31,806	$69,040	$70,305	$119,623
CATV	9,818	14,184	21,780	24,752
Telecom	1,630	4,157	3,368	7,743
FTTH	16	166	110	277
Other	141	275	567	666
Total Revenue	43,411	87,822	96,130	153,061

Total Cost of Goods Sold	32,873	53,959	73,241	93,362

Total Gross Profit	10,538	33,863	22,889	59,699

Operating Expenses:
Research and Development	11,151	12,645	22,336	24,381
Sales and Marketing	2,331	2,377	4,926	4,851
General and Administrative	10,884	9,898	21,324	19,354
Total Operating Expenses	24,366	24,920	48,586	48,586

Operating Income (Loss)	(13,828)	8,943	(25,697)	11,113

Other Income (Expense):
Interest Income	310	85	382	137
Interest Expense	(1,490)	(279)	(2,486)	(350)
Other Income	235	292	313	305
Foreign Exchange Gain (Loss)	216	1,289	(17)	249
Total Other Income (Expense):	(729)	1,387	(1,808)	341

Net Income (loss) before Income Taxes	(14,557)	10,330	(27,505)	11,454

Income Tax Benefit (Expense)	3,191	(2,296)	5,665	(1,300)

Net Income (loss)	$(11,366)	$8,034	$(21,840)	$10,154

Net income (loss) per share attributable to common stockholders
basic	$(0.57)	$0.41	$(1.10)	$0.52
diluted	$(0.57)	$0.40	$(1.10)	$0.51

Weighted-average shares used to compute net income (loss) per share attributable to common stockholders
basic	19,932	19,590	19,898	19,541
diluted	19,932	20,080	19,898	20,012

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
GAAP total gross profit (a)	$10,538	$33,863	$22,889	$59,699
Share-based compensation expense	199	211	388	388
Non-recurring expense	–	–	–	7
Expenses associated with discontinued products	1,067	1,432	1,992	1,503
Non-GAAP total gross profit (a)	11,804	35,506	25,269	61,597

GAAP net income (loss)	(11,366)	8,034	(21,840)	10,154
Amortization of intangible assets	133	127	263	253
Share-based compensation expense	3,020	2,900	5,963	5,469
Non-recurring charges	812	330	1,054	620
Expenses associated with discontinued products	1,067	1,432	1,992	1,503
Non-cash expenses associated with discontinued products	1,116	1,004	2,133	1,755
Unrealized exchange loss (gain)	56	(911)	(171)	(1,114)
Non-recurring tax benefit	–	(48)	–	(162)
Non-GAAP net income (loss)	(5,162)	12,868	(10,606)	18,478

GAAP diluted net income (loss) per share	$(0.57)	$0.40	$(1.10)	$0.51
Amortization of intangible assets	0.01	0.01	0.01	0.01
Share-based compensation expense	0.15	0.14	0.30	0.27
Non-recurring charges	0.04	0.02	0.05	0.03
Expenses associated with discontinued products	0.05	0.07	0.10	0.08
Non-cash expenses associated with discontinued products	0.06	0.05	0.11	0.09
Loss from disposal of idle assets	–	–	–	–
Unrealized exchange loss (gain)	0.00	(0.05)	(0.01)	(0.06)
Non-recurring tax benefit	–	(0.00)	–	(0.01)
Non-GAAP diluted net income (loss) per share	$(0.26)	$0.64	$(0.53)	$0.92

Shares used to compute diluted loss per share	19,932	19,590	19,898	19,541
Shares used to compute diluted earnings per share	19,932	20,080	19,898	20,012

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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